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                                                                   Exhibit 23.10

                      CONSENT OF PACIFIC MEDIA ASSOCIATES

We consent to Global Imaging Systems, Inc.'s use of data provided by us regarding the size of the electronic presentation systems market (as set forth on the attached page) in its registration statement to register senior subordinated notes due 2007, and in any related prospectus.


                                          By:    Pacific Media Associates
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City, State:     Mt. View, CA             Signature:  /s/ Bill Coggshall
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Date:             2/18/99                 Name:         Bill Coggshall
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